EXHIBIT 23.1

PricewaterhouseCoopers LLP
Chartered Accountants
250 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 3S7
Telephone +1 (604)806-7000
Facsimile +1 (604)806-7806

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 26, 2002 relating to the financial statements, which are incorporated by reference in the Annual Report of Silver Standard Resources Inc. on Form 20-F for the year ended December 31, 2001. We also consent to the reference to us under the headings "Experts" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
__________________________________
PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, BC, Canada

January 27, 2003